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                                  EXHIBIT 99.1





For Immediate Release, July 1, 1997           FRANKLIN BANCORPORATION, INC.
-----------------------------------           FRANKLIN NATIONAL BANK
                                              1722 Eye Street, NW
                                              Washington, D.C. 20006
                                              CONTACT:    ALBERT A. D'ALESSANDRO
                                                          JOSEPH B. HEAD
                                                          (202) 331-2778


                     NEWS RELEASE - FRANKLIN NATIONAL BANK



WASHINGTON, D.C., JULY 1, 1997... Franklin National Bank reports today that its President and Chief Executive Officer, Robert Pincus, was injured in an accident which occurred in Las Vegas, Nevada. The accident, in which Mr. Pincus suffered several broken bones, was caused by a fall through a sidewalk grating. He is being treated in a Las Vegas hospital.

Bank officials have been in communication with doctors and family members, and it is expected that Mr. Pincus will be able to return to Washington soon. During his recuperation, Mr. Pincus will work with the Bank's management team to assure continued effective operations and to guarantee all Franklin customers their expected and well-established high standards of service.

Franklin National Bank is a $475 million bank headquartered in Washington, D.C.



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